UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37642	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

Effective as of December 12, 2016, the Company executed Second Amendments to Securities Purchase Agreement dated November 23, 2016 (each, a “Second Amendment”) with certain investors holding the requisite number of conversion shares and warrant shares underlying the convertible senior secured notes and warrants issued on December 2, 2016 (the “Required Holders”). The Company previously disclosed the terms of the November 23, 2016 securities purchase agreement, as amended prior to the Second Amendments, and the securities issued pursuant thereto, in its Current Reports on Form 8-K as filed on November 25, 2016 and December 2, 2016. The Second Amendments (i) extend the deadline for the Company to consummate a subsequent closing under the November 23, 2016 securities purchase agreement to December 20, 2016 (or such earlier date as shall be mutually agreed to by the Company and the Required Holders); and (ii) amend the form of joinder agreement to be executed by any subsequent buyers in such subsequent closing to reflect the extension of the subsequent closing deadline. The form of Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of this agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Second Amendment to Securities Purchase Agreement dated November 23, 2016, effective as of December 12, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.

Dated: December 14, 2016	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Second Amendment to Securities Purchase Agreement dated November 23, 2016, effective as of December 12, 2016

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